Exhibit 99.1

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC. TO ACQUIRE

APOLLO RESIDENTIAL MORTGAGE, INC.

Transaction Value Represents a Significant Premium to AMTG’s Common Stock Price

Transaction Expected to be Accretive to ARI’s Book Value Per Share of Common Stock

New York, NY, February 26, 2016 – Apollo Commercial Real Estate Finance, Inc. (“ARI”) (NYSE:ARI) and Apollo Residential Mortgage, Inc. (“AMTG”) (NYSE:AMTG) today announced the signing of a definitive merger agreement (the “Agreement”) under which ARI will acquire AMTG for consideration to be paid in cash and shares of ARI common stock, which would value AMTG at approximately $14.59 per share of common stock based upon the closing price of ARI’s shares of common stock on February 25, 2016 and assuming AMTG’s book value per share of common stock on December 31, 2015. The value of the consideration represents a premium of approximately 44% to the closing price of AMTG’s shares of common stock as of February 25, 2016.

In this transaction, AMTG stockholders will receive approximately 0.417 ARI shares of common stock per AMTG share of common stock and approximately $7.53 per share in cash, based upon AMTG’s book value per share of common stock on December 31, 2015 of $16.40. The cash portion of the consideration, and thus the total purchase price, is subject to adjustment based upon fluctuations in AMTG’s book value. The adjustment will be based upon 89.25% of any change in AMTG’s book value between December 31, 2015 and a future determination date prior to the mailing of the definitive proxy statement to AMTG stockholders with respect to the transaction. In aggregate, based upon the closing price of ARI’s shares of common stock on February 25, 2016 and assuming AMTG’s book value per share of common stock on December 31, 2015, the transaction values AMTG at approximately $641 million, including ARI’s assumption of $172.5 million of AMTG’s 8.0% Series A Cumulative Redeemable Perpetual Preferred Stock (the “8.0% Preferred Stock”). The book value based adjustment mechanism described above, which is uncapped, could result in a lower or higher valuation.

It is expected that the transaction will be accretive to ARI’s book value per share of common stock in 2016.

The transaction has been approved by the board of directors of each company upon the unanimous recommendation of a special committee of independent directors of each board of directors. The transaction will be subject to approval by the holders of at least a majority of (i) the outstanding common shares of AMTG and (ii) the outstanding common shares of AMTG that are beneficially owned by persons unaffiliated with Apollo Global Management, LLC (“Apollo”).

As of December 31, 2015, AMTG’s portfolio of Agency and non-Agency Residential Mortgage Backed Securities (“RMBS”), residential mortgage loans and other investments totaled approximately $3.4 billion.

Thomas D. Christopoul, Chairman of the special committee of AMTG’s board of directors, said: “The residential mortgage REIT sector has faced significant headwinds over the past several quarters. As a result, AMTG’s board of directors has undergone a process to review strategic alternatives to enhance stockholder value. Following this review and working with our independent financial and legal advisors, we are pleased to have reached a definitive agreement with ARI that we believe serves the best interests of our stockholders. This transaction offers AMTG stockholders an opportunity to receive a significant premium to the recent and current trading value of the common stock and, importantly, an opportunity to participate in ARI’s future growth through ownership of ARI common stock. We believe the transaction will provide an excellent outcome for AMTG stockholders and is the alternative that will offer the most attractive value.”

Jeffrey M. Gault, Chairman of the board of directors of ARI and Chairman of ARI’s special committee of the board of directors, said: “ARI’s accretive acquisition of AMTG will enable both companies’ stockholders to participate in ARI’s future growth. As we indicated on our earnings call a few weeks ago, ARI continues to see compelling investment opportunities in our core commercial real estate lending business. Upon successful closure of the AMTG transaction, ARI intends to redeploy the capital from the transaction to fund ARI’s current investment pipeline and pursue attractive new commercial real estate debt opportunities expected to drive earnings growth. We are confident that this transaction will significantly enhance ARI’s ability to build long-term stockholder value.”

Transaction Highlights

The proposed transaction presents several compelling benefits to the stockholders of both companies.

Benefits to AMTG Stockholders

•	Significant premium to AMTG’s common stock price – The value of the consideration represents a premium of approximately 44% to the closing price of AMTG’s shares of common stock as of February 25, 2016, assuming AMTG’s book value per share of common stock on December 31, 2015 and ARI’s closing stock price on February 25, 2016.

•	Enhanced trading liquidity and attractive dividend yield – In connection with the transaction, AMTG’s common stockholders will receive 13.4 million shares of ARI common stock in the aggregate. Over the past twelve months, ARI’s trading volume has been approximately $9.2 million per day versus approximately $3.5 million per day for AMTG. In addition, for the quarter ended December 31, 2015, ARI paid a quarterly dividend of $0.46 per share of common stock, which represents a 10.9% annualized dividend yield based upon ARI’s closing price of $16.93 on February 25, 2016.

•	Ability to participate in ongoing growth of ARI’s business – Through the ownership of ARI shares of common stock, AMTG stockholders will have the opportunity to participate in ARI’s ongoing growth and success, which is expected to be enhanced through this transaction. At December 31, 2015, ARI’s investment portfolio totaled approximately $2.5 billion and the company’s market capitalization totaled approximately $1.4 billion.

Benefits to ARI Stockholders

•	Ability to expand the balance sheet in a cost effective and accretive manner at a time when ARI’s management believes there is significant opportunity to deploy capital into commercial real estate debt investments at attractive returns

•	In connection with the transaction, ARI will issue 13.4 million shares at $16.75 per share of common stock. This transaction allows ARI to issue common stock at a premium to ARI’s book value per share of common stock at December 31, 2015, without taking market risk or paying an underwriting fee.

•	ARI also will assume $172.5 million of AMTG’s 8.0% Preferred Stock, which ARI’s management believes is an attractive rate that would be difficult to replicate in the current market environment.

•	Over time, ARI intends to re-deploy the capital from the transaction into ARI’s target assets. ARI has a robust pipeline of commercial real estate debt investments with attractive risk-adjusted returns in which to invest the incremental capital from the acquisition, in addition to $86 million of fundings for previously closed transactions that are scheduled throughout 2016. ARI does not intend to enter the residential mortgage investment business.

•	Agreement with Athene for financing, future sale of select assets and stock liquidity – In connection with the transaction, ARI has entered into an agreement with certain subsidiaries of Athene Holding Ltd. (“Athene”), an insurance holding company whose operating subsidiaries’ business is primarily issuing and reinsuring retirement savings products, to sell approximately $1.2 billion of primarily non-Agency RMBS securities, subject to increase or decrease in certain circumstances, at a price to be set (based upon a pre-agreed methodology) prior to the date that the proxy statement for the transaction is first mailed to AMTG stockholders. In addition, a subsidiary of Athene will provide a short-term $200 million credit facility to ARI to finance the cash portion of the merger consideration, which is required to be repaid with the proceeds of the sale to Athene’s subsidiaries of such RMBS securities. Finally, a subsidiary of Athene has committed to acquire up to $20 million of ARI shares of common stock if ARI’s common stock price falls below the per share price at which such shares are issued to AMTG stockholders during the 30 trading days following the closing of the acquisition, which is expected to provide for additional liquidity to ARI stockholders. Each of these transactions is subject to certain closing conditions.

Additional Details

Under the terms of the Agreement, AMTG may solicit, receive, evaluate and enter into negotiations with respect to alternative proposals from third parties for a period of 35 calendar days, continuing through April 1, 2016. The special committee of the board of directors of AMTG, with the assistance of its independent advisors, will actively solicit alternative proposals during this period. There can be no assurance that this process will result in receipt of a superior offer or that any other transactions may be approved or consummated.

AMTG stockholders will receive an ordinary course dividend per share of common stock for the quarter ended March 31, 2016, subject to the approval of the AMTG board of directors.

Completion of the transaction, which is expected in either the second or third quarter of 2016, is subject to, among other things, the approval by the holders of at least a majority of (i) the outstanding common shares of AMTG and (ii) the outstanding common shares of AMTG that are beneficially owned by persons unaffiliated with Apollo, as well as obtaining customary regulatory approvals and the satisfaction of customary closing conditions.

Houlihan Lokey is serving as independent financial advisor and Fried, Frank, Harris, Shriver & Jacobson LLP is serving as independent legal advisor to the special committee of the board of directors of ARI; Morgan Stanley & Co. LLC is serving as independent financial advisor and Latham & Watkins LLP is serving as independent legal advisor to the special committee of the board of directors of AMTG. Sidley Austin LLP is serving as Athene’s legal advisor.

Additional information for AMTG Stockholders

In connection with the proposed transaction, ARI intends to file a registration statement on Form S-4 that will serve as a prospectus for the ARI shares to be issued as consideration in the proposed transaction and AMTG intends to file a proxy statement and other relevant materials with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, STOCKHOLDERS OF AMTG ARE URGED TO READ THE PROSPECTUS AND PROXY STATEMENT AND OTHER RELEVANT MATERIALS IN THEIR ENTIRETY BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT AMTG, ARI AND THE PROPOSED TRANSACTION. These materials will be made available to the stockholders of AMTG at no expense to them and are expected to be mailed to stockholders. When available after filing, the prospectus and proxy statement and other relevant information may be obtained without charge from the website of the Securities and Exchange Commission at www.SEC.gov. Copies of the documents filed by AMTG with the SEC are also available free of charge on AMTG’s website at www.apolloresidentialmortgage.com, and copies of the documents filed by ARI with the SEC are available free of charge on ARI’s website at www.apolloreit.com.

This document is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This document is not a substitute for the proxy statement or any other document that AMTG may file with the SEC or send to stockholders in connection with the proposed transaction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About Apollo Commercial Real Estate Finance, Inc.

Apollo Commercial Real Estate Finance, Inc. (NYSE: ARI) is a real estate investment trust that primarily originates, invests in, acquires and manages performing commercial real estate first mortgage loans, subordinate financings, commercial mortgage-backed securities and other commercial real estate-related debt investments. ARI is externally managed and advised by ACREFI Management, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, LLC, a leading global alternative investment manager with approximately $170.1 billion of assets under management at December 31, 2015.

Additional information can be found on ARI’s website at www.apolloreit.com.

About Apollo Residential Mortgage, Inc.

Apollo Residential Mortgage, Inc. is a real estate investment trust that invests in and manages residential mortgage-backed securities and other residential mortgage assets throughout the United States. AMTG is externally managed and advised by ARM Manager, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, LLC (NYSE:APO), a leading global alternative investment manager with approximately $170.1 billion of assets under management at December 31, 2015.

Additional information can be found on AMTG’s website at www.apolloresidentialmortgage.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond ARI’s or AMTG’s control. These forward-looking statements include information about possible or assumed future results of ARI’s or AMTG’s business, financial condition, liquidity, results of operations, plans and objectives. When used in this release, the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; risks associated with investing in real estate assets, including changes in business conditions and the general economy; and expectations regarding the closing of the mergers and related transactions. For a further list and description of such risks and uncertainties, see the reports filed by ARI or AMTG with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on ARI’s or AMTG’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to ARI or AMTG. Forward-looking statements are not predictions of future events. ARI and AMTG disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

For investor inquiries, please contact:

Hilary Ginsberg

Investor Relations

(212) 822-0767

hmginsberg@apollolp.com

For media inquiries, please contact:

Mark Semer

Kekst

(212) 521-4800

mark.semer@kekst.com